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                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

Contact:      Thomas B Sabol
              Executive Vice President
              Chief Financial Officer
              (256) 580-3510

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               WOLVERINE TUBE ANNOUNCES STRIKE BY MONTREAL WORKERS

HUNTSVILLE, ALABAMA, (APRIL 4, 2005) - Wolverine Tube, Inc. (NYSE:WLV), today announced that 288 hourly employees at its Montreal, Quebec facility have gone on strike, effective today. The employees are members of the United Steelworkers of America Local 6932, known locally in Quebec as the FTQ-Syndicat des Metallos.

         Chip Manning, President and Chief Operating Officer, said "The Union has refused to take the Company's most recent offer to its membership for a vote and we have sought the assistance of the Ministry of Labour of Quebec to facilitate efforts to work through the current impasse. We do, however, have plans in place, after speaking to customers, so that the immediate needs of our customers will continue to be met as a number of our other facilities have similar capabilities and excess capacity. Additionally, our Montreal salaried employees will continue to produce products, on a limited basis at the Montreal facility."

         Wolverine's contract with its unionized workers in Montreal expired on March 22, 2005. The Company and the Union had been unable to reach a new agreement before employees decided to walk off the job. This marks the first work stoppage that Wolverine has experienced at this facility and that this facility has experienced in 23 years. Manning added, "Wolverine continues to make every effort to reach a timely, fair and equitable contract with the Union. At the same time our business is increasingly competitive, we are seeing more and more offshore competition and we are also being impacted by the effects of the weakening US dollar. We will continue to work hard to maintain our business in Montreal, but at the same time we must remain competitive in the global marketplace."

ABOUT WOLVERINE TUBE, INC.

         Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.



                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.
                                   Page 2 of 2

FORWARD LOOKING STATEMENT

         Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's ability to timely resolve the Montreal Union contract issue in a fair and equitable manner, and to utilize excess capacity at other facilities to meet customer commitments. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to matters covered in this press release, factors that could affect actual results include, without limitation, unanticipated costs or delays in the moving of business from our Montreal facility and the ramp-up of production and the ability to meet cost targets at our other facilities for this business; the ability to retain customers and the level of customer demand; competitive products and pricing; continuation of historical trends in customer inventory levels and expected demand for our products; the seasonality of our business; regulatory matters; the effect of currency fluctuation; fluctuation in the COMEX copper price; the mix of geographic and product revenues; pension and healthcare costs; working capital management programs and capital spending initiatives; and our ability to continue de-levering our balance sheet and to pursue alternative sources of liquidity. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.






                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801